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              SECURITIES AND EXCHANGE COMMISSION


                    WASHINGTON, D.C. 20549


                           FORM 8-K
                        CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MAY 23, 2000


               ADVANTAGE MARKETING SYSTEMS, INC.
    (Exact name of registrant as specified in its charter)


          OKLAHOMA                     001-13343                73-1323256
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
      OF INCORPORATION)                                     IDENTIFICATION NO.)


 2601 NORTHWEST EXPRESSWAY, SUITE 1210W
        OKLAHOMA CITY, OKLAHOMA                       73112-7293
(Address of principal executive offices)              (Zip Code)


      Registrant's telephone number, including area code:  (405) 842-0131


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ITEM 5.  OTHER EVENTS


                 ADVANTAGE MARKETING SYSTEMS PRESIDENT RESIGNS

        OKLAHOMA CITY, OK - Advantage Marketing Systems, Inc. ("AMS") (AMM -
AMEX) today announced the resignation of Roger P. Baresel as President of the company. Mr. Baresel had served as president since July 1, 1995. During his tenure the company's annual sales increased from $2.5 million to in excess of $22.4 and its annual earnings increased from $80,000 to in excess of $1.2 million. Mr. Baresel, a certified public accountant will be returning to private practice.

        Commenting on Mr. Baresel's resignation, founder and CEO, John W. Hail, said "During Roger's tenure we made tremendous progress, including the successful completion of two public offerings and the listing of our common stock on the American Stock Exchange. He will be greatly missed, however, he leaves in place an extremely talented management team and we are positioned for even more spectacular growth over the next five years."

        AMS markets more than 100 natural nutritional supplements, weight management products, skin and hair care products and cosmetics based on herbal-based proprietary product formulations. The Company's products are distributed by more than 72,000 independent distributors.

        For more information, visit the Company's web site at www.amsonline.com.
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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ADVANTAGE MARKETING SYSTEMS, INC.
                                        (Registrant)


                                        By: /S/JOHN W. HAIL
                                           ------------------------------------
                                               John W. Hail, CEO


Date:  June 2, 2000


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